As filed with the Securities and Exchange Commission on September 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NETAPP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0307520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3060 Olsen Drive San Jose, California	95128
(Address of principal executive offices)	(Zip code)

NetApp, Inc. 2021 Equity Incentive Plan

NetApp, Inc. Employee Stock Purchase Plan

(Full title of the plan)

George Kurian

Chief Executive Officer

NetApp, Inc.

3060 Olsen Drive

San Jose, California 95128

(Name and address of agent for service)

(408) 822-6000

(Telephone number, including area code, of agent for service)

Copies to:

Thomas J. Ivey, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates

525 University Avenue

Palo Alto, California 94304

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.001 per share reserved for issuance under the NetApp, Inc. 2021 Equity Incentive Plan	9,765,221	$89.05	$869,592,930.05	$94,872.59
Common Stock, par value $0.001 per share reserved for issuance under the NetApp, Inc. Employee Stock Purchase Plan	3,000,000	$89.05	$267,150,000.00	$29,146.07
Total	12,765,221		$1,136,742,930.05	$124,018.65

(1)

Represents an aggregate 12,765,221 shares of common stock, par value $0.001 per share (the “Common Stock”), of NetApp, Inc. (the “Registrant”) that may be issued pursuant to the NetApp, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the NetApp, Inc. Employee Stock Purchase Plan (as amended, the “Purchase Plan” and together with the 2021 Plan, the “Plans”).

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the Plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Common Stock.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on September 8, 2021.

(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

NetApp, Inc. has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register 12,765,221 shares of its Common Stock, par value $0.001 per share, issuable pursuant to the NetApp, Inc. 2021 Equity Incentive Plan and the NetApp, Inc. Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written or oral request to: NetApp, Inc., Attn: General Counsel, 3060 Olsen Drive, San Jose, California 95128, Tel: (408) 822-6000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (other than information supplied in a Current Report on Form 8-K that is furnished and not filed and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the Commission on June 21, 2021, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2021, filed with the Commission on September 2, 2021 pursuant to Section 13 of the 1934 Act;

(c)	Each of the Registrant’s Current Reports on Form 8-K, filed with the Commission pursuant to Section 13 of the 1934 Act on June 2, 2021 and September 13, 2021; and

(d)

The Registrant’s Registration Statement No. 000-27130 on Form 8-A filed with the Commission on November 1, 1995, which contains a description of the terms, rights and provisions applicable to the Common Stock, including any amendments or reports filed for the purpose of updating such descriptions.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed (whether before or after the date of this Registration Statement) in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article IX of the Registrant’s Certificate of Incorporation, as amended, provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of their fiduciary duties to the Registrant and its stockholders, except for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director’s duty or loyalty to the Registrant or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. This provision does not eliminate any director’s fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VII of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provides for indemnification of its directors to the fullest extent authorized under Delaware law. The Bylaws also provide that:

•

The Registrant is required to advance the expenses, as incurred, of any such individual in connection with defending a proceeding, action or suit by reason of such individual’s serving on behalf of and at the Registrant’s request, except that such officer or director shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The rights conferred in the Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification arrangements with any person other than a director who is made a party to any action, suit or proceedings by reason of the fact that he is or was an officer or employee of the Registrant.

•	The Registrant may not retroactively amend the Bylaw provisions described above to reduce its indemnification obligations to its directors, officers, employees and agents.

In addition, the Registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers to provide for the maximum indemnification allowed to directors and executive officers by Section 145 of the DGCL and which allow for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Documents

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on September 13, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on September 13, 2021).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (contained on the signature page of this Registration Statement).

99.1	NetApp, Inc. 2021 Equity Incentive Plan (filed with the Commission on July 30, 2021 as Appendix A to the Registrant’s 2021 Proxy Statement (Commission File No. 000-27130) and incorporated herein by reference).

99.2	NetApp, Inc. Employee Stock Purchase Plan, as amended (filed with the Commission on July 30, 2021 as Appendix B to the Registrant’s 2021 Proxy Statement (Commission File No. 000-27130) and incorporated herein by reference).

*	Filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 14, 2021.

NETAPP, INC.

By:	/s/ George Kurian
George Kurian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George Kurian and Michael J. Berry, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ George Kurian	Chief Executive Officer and Director (Principal Executive Officer and Principal Operating Officer)	September 14, 2021
George Kurian

/s/ Michael J. Berry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 14, 2021
Michael J. Berry

/s/ Robert Parks	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 14, 2021
Robert Parks

/s/ T. Michael Nevens	Chairman of the Board	September 14, 2021
T. Michael Nevens

/s/ Deepak Ahuja	Director	September 14, 2021
Deepak Ahuja

/s/ Gerald Held	Director	September 14, 2021
Gerald Held

/s/ Kathryn M. Hill	Director	September 14, 2021
Kathryn M. Hill

/s/ Deborah L. Kerr	Director	September 14, 2021
Deborah L. Kerr

/s/ Scott Schenkel	Director	September 14, 2021
Scott Schenkel

/s/ George T. Shaheen	Director	September 14, 2021
George T. Shaheen